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                                                                   Exhibit 10.24

                          TECHNOLOGY LICENSE AGREEMENT

     This Technology License Agreement ("Agreement") is entered into in Houston, Texas, U.S.A., effective as of the 14th day of August, 2002, ("Execution Date") by and between Dwango North America, Inc. ("DNA"), a Texas corporation with a principal place of business at 222 Vanderpool Lane, Houston, Texas 77024, and DWANGO Company, Ltd., ("DWANGO"), a Japanese corporation with a principal place of business at Suitengu Hokushin Bldg., 1-39-5, Nihonbashi-Kakigara-cho, Chuo-ku, Tokyo, Japan 103-0014.

                                    RECITALS

     WHEREAS, DWANGO has developed and owns certain intellectual property ("Licensed Property"), as defined below;

     WHEREAS, DWANGO and DNA (collectively the "Parties" and each a "Party") have previously entered into a license agreement dated January 31, 2002 ("Original License Agreement"), wherein DWANGO licensed certain trademarks and technology to DNA, under the terms and conditions set out at length in the Original License Agreement;

     WHEREAS, DWANGO and DNA wish to amend and replace the Original License Agreement in its entirety with this Agreement and a trademark license agreement being entered into simultaneously herewith;

     WHEREAS DNA desires a license of the Licensed Property to use the Licensed Property in its current form and/or in order to develop new applications of the Licensed Property for Wireless Technology ("DWANGO Related Technology"), and not to use the Licensed Property or the DWANGO Related Technology outside the Territory;

     WHEREAS, DWANGO desires to license the Licensed Property to DNA; and

     WHEREAS DWANGO and DNA desire to formally document their complete agreement regarding the license of the Licensed Property to DNA;

     NOW THEREFORE, for and in consideration of the mutual promises contained in this agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned parties hereby agree as follows:

     1.    DEFINITIONS: As used in this Agreement, the Parties agree the words

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set forth below shall have the meanings thereby specified:

     a. "Confidential Material" shall mean corporate information, including contractual licensing arrangements, plans, strategies, tactics, policies, resolutions, patents, trademark and tradename applications, and any litigation or negotiations; marketing information, including sales or product plans, strategies, tactics, methods, customers, prospects, or market research data; financial information, including cost and performance data, debt arrangement, equity structure, investors, and holdings; operational and scientific information, and documentation for all such software, drawings and designs; and personnel information, including personnel lists, resumes, personnel data, and performance evaluation, as known and disclosed by either party to the other, to the full extent to which such information may legally be regarded as Confidential Material under the laws of the United States or Japan, including but not limited to the Trade Secret law of Japan. Confidential Material specifically includes all orally disclosed confidential information, if such information is identified as proprietary, confidential, or private upon disclosure.

     b. "Gross Revenue" shall mean all revenue, fees, proceeds and/or income of whatever type or character, and from whatever source, that DNA may collect or receive from or as a result of Wireless Technology and/or any technology that is designed for use or may be used over any wireless network and/or that supports or may be used to support any wireless application, including, without limitation, all client applications, all server applications, all transmission applications, all ringtone applications, all browser applications, all software development applications and all source and object code related thereto.

     c. "DNA Developed Technology" shall mean all software written and/or technology developed by or for DNA, which does not contain any portion of the Licensed Property.

     d. "DWANGO Related Technology" shall mean all software and/or technology, which contains some portion of the Licensed Property, or has been co-developed by DWANGO and DNA.

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     e.   "Licensed Property" shall mean all intellectual property rights, excluding the trademark DWANGO(R) and all other product names and related trademarks owned and registered, now or in the future, by DWANGO for Wireless Technology (for purposes of this definition only, the term DWANGO to include DWANGO Company, Ltd., and any subsidiary, division or other entity owned and/or controlled by DWANGO Company, Ltd.), including any DWANGO modifications, additions, enhancements and upgrades thereto. Title to and all ownership rights of, in and to the Licensed Property, and the copyrights, trademarks, patents and other intellectual property rights related thereto, are and will remain the property of DWANGO, which shall have the exclusive right to protect the same by copyright, trademark, patent or otherwise.

     f. "Reasonable Access" shall mean access to the source code and object code (collectively the "Code") for the Licensed Property, as DNA may reasonably request, such as to allow DNA to make reasonable and effective use of the Licensed Property. Reasonable Access to the Code for the Licensed Property shall include perpetual online access via virtual private network, the designation by DWANGO of a qualified DWANGO employee to respond to DNA inquiries concerning the Code and the Licensed Property, and such other access and information as is necessary to allow DNA to make reasonable and effective use of the Licensed Property.

     g.   "Territory" shall mean the USA, Canada and Mexico.

     h. "Wireless Technology" shall mean all technology owned by DWANGO now or in the future that is designed for use or may be used over any wireless network and/or that supports or may be used to support any wireless application, including, without limitation, all client applications, all server applications, all transmission applications, all ringtone applications, all browser applications, all software development applications and all source and object code related thereto, and also including any technology which DWANGO uses under license to the extent contained in any of the foregoing, but only to the extent that DWANGO'S license entitles DWANGO to sublicense this technology to DNA.

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     2.1.  THE DNA LICENSES: DWANGO hereby grants and DNA hereby accepts, subject to the terms, provisions and conditions hereof, an exclusive, non-transferable license, within the Territory, to (a) reproduce, distribute, publicly perform, publicly display, create derivative works from, and (b) market, sell, make and have made products and services under patent and trademark using the Licensed Property for a term of eight (8) years commencing on the Execution Date ("DNA License"). The DNA License shall include all Code to the extent that it is used in the creation of or incorporated into any Dwango Related Technology, subject to the confidentiality provisions of the Agreement. DNA may sublicense the Licensed Property to the extent that such sublicense is appropriate for DNA's commercial exploitation of the Licensed Property. However, DNA may not otherwise transfer the Licensed Property for commercial exploitation of the Licensed Property by a third party, independent of any other involvement by DNA in the transaction.

     The parties acknowledge that DWANGO intends to enter into transactions whereby DWANGO shall develop for and/or provide to non-affiliated third parties (for purposes of this provision, non-affiliated third parties are entities owning less than a 20% interest in DWANGO and/or DWANGO owning less than a 20% interest in such entity) (hereinafter such non-affiliated third parties "Global Distributors") certain Wireless Technology which such Global Distributors intend to utilize for distribution of content on a global basis ("Wireless Technology Content Distribution"). DWANGO shall provide to DNA timely written notice prior to the start of distribution of the content within the Territory. Recognizing that DNA has an exclusive license to the Licensed Property in the Territory, the parties hereto agree as follows (hereinafter called the "North American Rule"):

     1. With regard to Wireless Technology Content Distributions by Global Distributors that result in the sharing of revenues arising from publication of such content in the Territory (but not revenues arising from development of such content), DWANGO and DNA shall agree as to a fair and reasonable distribution of all such revenues arising therefrom.

     2. With regard to Wireless Technology Content Distributions by Global Distributors that result in the provision of server support services and/or other services in the Territory in connection therewith, DWANGO will coordinate with DNA as to the provision of such services and the fair and reasonable distribution of revenues arising therefrom.

     DNA hereby acknowledges that DWANGO has previously entered to agreements that in some parts relate to Wireless Technology Content Distribution with the following entities:

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Sega and Konami ("Current DWANGO Licensees"). DNA acknowledges that these license agreements permit the Current DWANGO Licensees to use certain DWANGO intellectual property within the Territory. In the event that the DWANGO license agreements with the Current DWANGO Licensees permit application of the North America Rule to the Current DWANGO Licensees, then DWANGO shall consult with DNA concerning the Current DWANGO Licensees as provided by the North American Rule. DWANGO hereby represents and warrants that the Current DWANGO Licensees listed herein represent a complete list of all individuals and/or entities having any right to use DWANGO intellectual property within the Territory.

     2.2. INTELLECTUAL PROPERTY RIGHTS: DNA acknowledges that any and all intellectual property rights included in the Licensed Property are and shall remain in the sole and exclusive ownership of DWANGO. DNA also acknowledges that DNA and its customers gain no rights in or to the Licensed Property except as expressly granted under this Agreement or other written agreements between DWANGO and DNA.

     2.3. RESERVATION OF RIGHTS: DWANGO hereby reserves any and all rights, titles and interests in the Licensed Property not expressly and explicitly granted in this Agreement, including DWANGO's right to authorize or license the Licensed Property, and all copyrights in the Licensed Property.

     2.4. CUSTOM ENHANCEMENT: Any service on custom enhancements, modifications and so forth requested by DNA shall be charged to DNA. DNA acknowledges that DWANGO has no obligations under this Agreement to enhance, modify, customize and/or localize the Licensed Property.

     3. RESTRICTIONS ON DNA TRANSACTIONS: DNA hereby acknowledges that some uses of the DNA Licenses may adversely affect DWANGO's important business relationships. Therefore, notwithstanding anything to the contrary above, DNA grants DWANGO the right to designate in writing certain third parties ("Designated Parties") and certain transactions ("Designated Transactions"), which DWANGO believes would materially adversely affect one of its important business relationships. DWANGO shall provide DNA its list of Designated Parties and Designated Transactions on the Execution Date, and may revise this list at any time before August 14, 2003. After August 14, 2003, Designated Parties and Designated Transactions may only be added upon agreement of DWANGO and DNA.

     DNA hereby agrees not to license, sublicense or in any way convey any right or

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interest in the Licensed Product and/or any DWANGO Related Technology to any
Designated Party and not to engage in any Designated Transactions. In addition, DNA agrees not to enter into any agreement with any third party that DNA believes will materially adversely affect DWANGO's important business relationships.

     DWANGO shall have the discretion to list third parties as Designated Parties and list particular transactions as Designated Transactions, as DWANGO may deem appropriate. However, DWANGO hereby agrees that it shall not list a third party as a Designated Party or list a particular transaction as a Designated Transaction unless DWANGO has a good faith belief that the prohibited transaction would materially adversely affect one of DWANGO's important business relationships. DWANGO may not designate any major wireless carrier operating in the Territory as a Designated Party, and may not designate any DNA transaction with a major wireless carrier operating in North America as a Designated Transaction. In addition, DWANGO agrees that it shall not designate a party as a Designated Party after DNA has entered into a transaction with such party, and that it shall not designate a transaction as a Designated Transaction after DNA has entered into such a transaction.

4.   QUALITY CONTROL:

     4.1. Quality Standards: DNA agrees to maintain a consistent level of quality of the DWANGO Related Technology, substantially equal to that found in DNA's products and Web site services. DNA further agrees to maintain a level of quality of the DNA Developed Technology that is consistent with general industry standards.

     4.2. Monitoring by DWANGO: DNA acknowledges that DWANGO does have the right to periodically monitor, no more than quarterly, the quality of the DNA's use of the Licensed Property. DNA shall submit representative samples of its current use of the Licensed Property, and submit samples of any significant revisions to that use. If Dwango believes DNA has not met that standard, Dwango may contact DNA and request reasonable modifications/improvements. DNA will agree to make a good faith effort to comply with the requested modification/improvements. However, DNA will not suspend product promotion and distribution of its product pending approval of that product from Dwango.

     5.1 OWNERSHIP OF DNA DEVELOPED TECHNOLOGY: Title to and all ownership rights of, in and to the DNA Developed Technology, and the copyrights, trademarks, patents and other intellectual property rights related thereto, will be the property of DNA, which shall have the exclusive right to protect the same by copyright, trademark,

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patent or otherwise. Nothing contained in this Agreement shall limit DNA's rights with respect to the use of DNA Developed Technology.

     5.2 OWNERSHIP OF INTELLECTUAL PROPERTY: DWANGO shall own all Licensed Property. DNA shall own all DNA Developed Technology. The Parties shall jointly own all Intellectual Property that is co-developed by the Parties and all intellectual property developed by DNA, which contains some Licensed Property.
     DNA agrees to inform DWANGO of any development or improvement made in connection with the DNA Developed Technology, and disclose at DWANGO's request, details of such development or improvements. DWANGO shall have a right to be a licensee of the DNA Developed Technology, subject to mutually agreed terms and conditions for such license.

     6.1. CONSIDERATION FOR LICENSE: For the rights granted to DNA herein, DNA shall pay DWANGO an annual running royalty of (*) of DNA's Gross Revenue ("DWANGO Royalty"), which in any case shall not be less than (*) ("a Minimum Annual Royalty"). If DWANGO in good faith contests any tax that is so payable or reimbursable by DWANGO, DNA shall cooperate in good faith in the contest at DWANGO's expense. In the event that the United States government withholds any sums from the royalties otherwise payable to DWANGO, DNA shall pass on to DWANGO any tax refund and interest related thereto, received by DNA with respect to DNA's previous payment or reimbursement of applicable taxes and interest related thereto hereunder, if any.

     6.2. PAYMENT: DNA shall determine the DWANGO Royalty on a quarterly basis, and the DWANGO Royalty shall be due and payable to DWANGO within ninety (90) days after the end of each quarterly period ending March 31, June 30, September 30 and December 31. The Annual Minimum Royalty set forth above shall apply to each applicable contract year, which shall run from October 1 to September 30. Parties hereto acknowledge that the first contract year shall run from August 1, 2002 to September 30, 2002. The Annual Minimum Royalty shall be paid on or before December 31 during the term of this Agreement for each contract year. The first Minimum Annual Royalty payment shall be for the contract year ended September 30, 2003, and shall be due on December 31, 2003. DWANGO shall release DNA from payment of the Annual Minimum Royalty for the first contract year (August 1, 2002 to September 30, 2002). DNA acknowledges that DNA shall pay DWANGO an annual running royalty for the first contract year equal to two percent (2%) of the Gross Revenue.

* Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

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     6.3.  RECORDS AND REPORTS: DNA shall keep, or cause to be kept, complete and accurate records and books in English language sufficiently separate and detailed to show the amount of the Licensed Property and/or DWANGO Related Technology manufactured and sold, used and the running royalty due and payable to DWANGO.
     During the term of this Agreement within thirty (30) calendar days after the end of each quarterly period, DNA shall submit to DWANGO the report, in English showing the Gross Revenue, the amount of royalties to be payable, and other data for calculation thereof with respect to the Licensed Property manufactured and sold, used or leased during each such accounting period.

     6.4. Financial Examination: DNA shall, at the request and at the expense of the DWANGO and upon reasonable notice, permit its personnel and/or an independent accountant designated by DWANGO and reasonably acceptable to DNA to have access to, examine and copy during ordinary business hours such records as may be necessary to verify or determine any royalties, paid or payable, under this Agreement. Financial examinations provided for in this section shall take place no more than one time in any calendar quarter. In the event any examination of DNA's records proves the lesser of twenty thousand United States Dollars (US$20,000.00) or ten percent (10%) underpayment of DWANGO Royalty, DNA shall promptly reimburse DWANGO for all reasonable expenses associated with such financial examination along with the deficient amounts, together with interest thereon at the rate of 10% per year from the original due date. In the event that any examination of DNA's records proves an overpayment of DWANGO Royalty, DWANGO shall promptly reimburse DNA for the over payment.

     7. ROAMING WAIVER: DWANGO may derive revenue from the use of wireless communication services provided by companies outside the Territory, in connection with an international roaming service without regard to the geographic location of such use. DNA may derive revenue from the use of wireless communication services provided by companies within the Territory, in connection with an international roaming service without regard to the geographic location of such use.

     8. ACCESS TO SOURCE CODE: DNA hereby acknowledges that the Code for the Licensed Property is and shall remain the property of DWANGO. However, in order to effectuate the purposes of the Agreement, DWANGO shall provide DNA Reasonable Access to the Code and the Licensed Property.

     9. WARRANTIES, LIMITATION OF LIABILITY: EXCEPT AS EXPRESSLY PROVIDED HEREIN, NO WARRANTIES ARE MADE BY DNA OR

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DWANGO, AND BOTH DNA AND DWANGO HEREBY EXPRESSLY DISCLAIM ALL OTHER WARRANTIES,
EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. DWANGO DOES NOT WARRANT AND SPECIFICALLY DISCLAIMS ANY REPRESENTATIONS THAT THE LICENSED PRODUCTS WILL MEET DNA'S REQUIREMENTS OR THE REQUIREMENTS OF ANY THIRD PARTIES. THE PARTIES AGREE THAT EACH PATRY'S LIABILITY, IF ANY, FOR DAMAGES, INCLUDING BUT NOT LIMITED TO LIABILITY ARISING OUT OF CONTRACT, NEGLIGENCE, STRICT LIABILITY, TORT, WARRANTY, PATENT OR COPYRIGHT INFRINGEMENT, OR MISAPPROPRIATION OF INTELLECTUAL PROPERTY SHALL NOT EXCEED THE LICENSE FEES PAID BY DNA OR U.S.$ 1,000,000.00 WHICHEVER IS LESS. NEITHER PARTY SHALL NOT BE LIABLE TO THE OTHER PARTY FOR ANY LOST PROFIT OR FOR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, OR FOR ANY CLAIM AGAINST THE OTHER PARTY, EXCEPT FOR PATENT OR COPYRIGHT INFRINGEMENT AS EXPRESSLY SET FORTH IN THIS AGREEMENT AND EXCEPT FOR ANY INTENTIONAL ACTS BY SAID PARTY.

     DWANGO hereby represents and warrants that it has full legal rights and authority to enter into this Agreement and to perform its obligations hereunder, and that by entering into this Agreement or performing its obligations hereunder, it is not in default or breach of any contract or agreement with any third party and it is not violating or infringing upon the rights of any third party. DWANGO represents and warrants that it is not prohibited nor in any manner otherwise restricted, by any law, regulation or administrative or judicial order of Japan, or other country to whose laws DWANGO is subject, from entering into this Agreement or carrying out its provisions or the transactions contemplated thereby.

     DNA hereby represents and warrants that it has full legal rights and authority to enter into this Agreement and to perform its obligations hereunder, and that by entering into this Agreement or performing its obligations hereunder, it is not in default or breach of any contract or agreement with any third party and it is not violating or infringing upon the rights of any third party. DNA represents and warrants that it is not prohibited nor in any manner otherwise restricted, by any law, regulation or administrative or judicial order of the United States, or other country to whose laws DNA is subject, from entering into this Agreement or carrying out its provisions or the transactions contemplated thereby.

     DWANGO hereby represents and warrants that (i) it owns all right, title and interest in or has valid licenses to the Licensed Property, which licenses include the right to grant the

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DNA Licenses; (ii) there is no legal obstacle to granting the DNA Licenses;
(iii) DNA shall not be required to make an royalty or union or guild payments to any third party in order to exploit fully all rights granted to it under the DNA Licenses; (iv) the Licensed Property does not infringe any rights under copyright, trademark, patent, trade secret or any other proprietary right, or violate any right of privacy or publicity, of any third party ("Intellectual Property Rights"), (v) DWANGO has not received notice of any claim that the Licensed Property infringes any Intellectual Property Rights, (vi) to DWANGO's knowledge, no third party is infringing the Licensed Property; (vii) to DWANGO's knowledge, no computer programs included in the Licensed Property contain any material bugs, viruses, Trojan horses, worms or other forms of corrupt code.

     10. CONFIDENTIALITY AGREEMENT: Each party acknowledges that all Confidential Material of the other party constitutes trade secrets of the other party and should be kept confidential. Each party acknowledges the unique and proprietary nature of the Confidential Material of the other. Each party hereby agrees and acknowledges that it makes no present claim, nor will it make any future claim whatsoever, to the other party's Confidential Material. In addition, the parties agree that neither party shall disclose the Confidential Material, or any part thereof, to any person or entity without the prior written consent of the other; and each party shall treat the Confidential Material as confidential and proprietary information of the other and the Confidential Material of the other as valuable business and property rights. Notwithstanding anything to the contrary herein, the representations and obligations of the parties contained within this paragraph 10 shall survive any termination or expiration of this Agreement. The parties specifically acknowledge that any oral disclosures of Confidential Material, when identified as proprietary, confidential, or private at the time of disclosure, fall within the protections otherwise provided to Confidential Material. It shall not be a breach of this provision for either party to disclose Confidential Material pursuant to an order or ruling from a judicial court, administrative tribunal or other body of authority with competent jurisdiction. In the event that one party receives an order or ruling to from a judicial, administrative or other authority with competent jurisdiction, to disclose Confidential Material ("Compelled Party"), the other party ("Objecting Party") shall have the right to review and object to any such disclosure and Compelled Party shall not disclose any Confidential Material until such time as Objecting Party has completed its review of the order or ruling and any resulting objection by Objecting Party is resolved.

     The obligations of this Paragraph 10 shall not apply to any Confidential Material which (a) is or becomes available to the public through no breach of this Agreement; (b) is independently developed by a party without the use of Confidential Material of the other

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party; (c) is approved for release by written authorization of the disclosing party, but only to the extent of and subject to such conditions as may be imposed in such written authorization; (d) is required by law or regulation to be disclosed, but only to the extent and for the purposes of such required disclosure; or (e) is disclosed in response to a valid order of a court or other governmental body of the United States or any political subdivisions thereof, but only to the extent of and for the purposes of such order; provided, however, that the party receiving the Confidential Material shall first notify the other party hereto of the order and permit the disclosing party to seek an appropriate protective order.

     11.   INDEMNIFICATION: Subject to the liability limitations provided in
Section 9 above, DNA hereby agrees to indemnify and hold harmless DWANGO and its predecessors, successors and assigns, and their officers, directors, shareholders, employees, agents, accountants, attorneys and independent contractors, from any and all causes of action, liabilities, demands, fines, claims, costs and expenses (including the fees and expenses of legal counsel and any expert witnesses) arising out of, relating to, or in connection with DNA's performance of its obligations hereunder, including all warranties provided herein, or DNA's breach thereof. DWANGO shall have the right, subject to prior written approval from DNA, to defend or settle any such action or proceeding with counsel of its choice. DNA agrees to cooperate to the fullest possible extent with DWANGO in any such defense effort.

     Subject to the liability limitations provided in Section 9 above, DWANGO hereby agrees to indemnify and hold harmless DNA and its predecessors, successors and assigns, and their officers, directors, shareholders, employees, agents, accountants, attorneys and independent contractors, from any and all causes of action, liabilities, demands, fines, claims, costs and expenses (including the fees and expenses of legal counsel and any expert witnesses) arising out of, relating to, or in connection with DWANGO's performance of its obligations hereunder, including all warranties provided herein, or DWANGO's breach thereof. DNA shall have the right, subject to prior written approval from DWANGO, to defend or settle any such action or proceeding with counsel of its choice. DWANGO agrees to cooperate to the fullest possible extent with DNA in any such defense effort.

     12.1. TERM AND TERMINATION: This Agreement shall take effect the Effective Date, and shall remain in full force for a Period of eight (8) years from the date, unless sooner terminated in accordance with the terms of this Agreement. The parties hereto are entitled to offer in writing, ninety (90) days immediately prior to expiration, to negotiate in good faith to extend the term of this Agreement. Upon mutual agreement of the parties hereto, this Agreement may be renewed or extended for successive terms, pursuant to mutual agreed terms and conditions.

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Either party may, without prejudice to any other rights or remedies, terminate this Agreement by giving a written notice to the other such written notice shall take immediate effect, if any of the following events should occur:

     (a) if either party fails to make any payment to the other when due under this Agreement and such failure continues for more than thirty (30) calendar days after receipt of a written notice specifying the default;

     (b) If DNA makes what would generally be regarded by standards applicable in the United States any obscene or pornographic use of the Licensed Property; or any use of the Licensed Property disparaging of DWANGO or its products or services; or any use that is unlawful in the Territory or encourage activities which are unlawful in the Territory; and DNA fails to cure or cease such use within thirty (30) days after notice from DWANGO;

     (c) if either party: (i) makes an assignment for the benefit of creditors of any interest subject to this Agreement; (ii) files a petition or application under any foreign, state, or United States Bankruptcy act, receivership statute or similar act or statute, as they now exist or are hereafter amended; or (iii) is the subject of such an above referenced petition or application filed by a third party, and such petition or application is not resolved favorably for such party within one hundred eighty (180) days thereafter;

     (d) Failure by DNA to launch its service within 2 years after the Execution Date and/or if DNA discontinues operation of the service thereafter for a continuous period of more than 6 consecutive months and the service is not restarted within 60 days after written notice of such from Dwango.

     12.2. EFFECT OF TERMINATION: Upon termination of the Agreement, DNA agrees it shall immediately cease any and all use of the Licensed Property. Notwithstanding anything to the contrary above, for a period of 6 months after the termination of the Agreement, DNA may continue to sell DWANGO Related Technology produced prior to the termination of the Agreement.

     13. INTENT TO COMPLY WITH LAWS: DWANGO and DNA each hereby acknowledge their intent to comply with all applicable laws of the United States and Japan. Neither party will take or refrain from taking any action, and neither party will request or require the other party to take or refrain from taking any action that will cause either party to be in violation of any applicable law, regulation or custom which has the force of law, of any

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jurisdiction in Japan or the United States including, without limitation, the
United States Foreign Corrupt Practices Act of 1977, as amended, or the export control or anti-boycott laws and regulations of the United States. The parties hereby specifically acknowledge their familiarity with and understanding of such laws.

     14. OFFICIAL LANGUAGE: The English language text of this Agreement shall be, for all purposes, the official text of this Agreement between the parties hereto.

     15. CHOICE OF LAW AND VENUE: This Agreement shall be governed, construed and enforced in accordance with the laws of Japan. Any claim or lawsuit arising out of this Agreement must be brought in the District Court of Tokyo.

     16. SEVERABILITY: Each and every clause of this Agreement is severable from the whole and shall survive unless the entire Agreement is declared unenforceable.

     17. ENTIRE AGREEMENT: This Agreement constitutes the entire understanding between DWANGO and DNA regarding the subject matter hereof. No modification or change in this Agreement shall be valid or binding upon the parties unless in writing, executed by the parties to be bound thereby.

     18. DELIVERY OF NOTICES AND PAYMENTS: Unless otherwise directed in writing by the parties, all notices given hereunder shall be sent.via e-mail with receipt confirmed (notice to DNA at notice@dwango.com, notice to DWANGO at iori@dwango.co.jp, or at such other address as may be designated by each party) or DHL or another equivalent express delivery service to the addresses set forth on the first page of this Agreement. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the day after the date sent via facsimile or two days after the date sent via DHL or other equivalent express delivery service.

     19. ASSIGNABILITY: This Agreement is personal to DWANGO and DNA, and, except as authorized herein, neither party shall sublicense, transfer, convey, assign or franchise any of the rights granted herein without the express written permission of the other party hereto.

     20. NOT A PARTNERSHIP: This Agreement does not constitute and shall not be construed as constituting a partnership or joint venture between the parties hereto, or an employee-employer relationship. Neither party shall have any right to obligate or bind the

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other party in any manner whatsoever, and nothing herein contained shall give, or is intended to give, any rights of any kind to any third persons.

     21. COUNTERPARTS: This Agreement may be executed in several counterparts, each of which will be deemed to be an original, and each of which alone and all of which together, shall constitute one and the same instrument, but in making proof of this Agreement it shall not be necessary to produce or account for each copy of any counterpart other than the counterpart signed by the party against whom this Agreement is to be enforced. This Agreement may be transmitted by facsimile, and it is the intent of the parties for the facsimile of any autograph printed by a receiving facsimile machine to be an original signature and for the facsimile and any complete photocopy of the Agreement to be deemed an original counterpart.

     22. ATTORNEY'S FEES: The prevailing party in any legal proceedings to enforce this Agreement or to recover damages because of an alleged breach thereof, shall be entitled to recover its reasonable attorneys' fees and costs.

     23. CAPTIONS: All captions in this Agreement are intended solely for the convenience of the parties, and none shall affect the meaning or construction of any provision.

     24. SURVIVAL OF AGREEMENT: Upon termination or expiration of this Agreement for, any reason, the following provisions of this Agreement shall survive: Sections 9, 10, 11, 12.2, 13, 14, 15,16,17, 18, 19, 20, 21, 22, 23 and
24.

     The undersigned hereby agree to the terms and conditions of this Agreement effective on the Execution Date first set forth above.

DWANGO NORTH AMERICA, INC.                DWANGO COMPANY, LTD.


BY:  /s/ Robert E. Huntley                BY:  /s/ Hiroshi Kobayashi
   -----------------------------------       -----------------------------------
     Robert E. Huntley, President and          Hiroshi Kobayashi, President
     Chief Executive Officer

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